Exhibit 32.2

CERTIFICATION

Pursuant to U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Tandem Diabetes Care, Inc. (the “Company”) for the period ended March 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Leigh A. Vosseller, Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented.

Date: April 26, 2018	/s/ Leigh A. Vosseller
Leigh A. Vosseller
Senior Vice President, Chief Financial Officer and Treasurer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.